Exhibit 10.05
FOURTH AMENDMENT TO

MANAGEMENT AND SERVICES AGREEMENT

This FOURTH AMENDMENT TO MANAGEMENT AND SERVICES AGREEMENT (this “Fourth Amendment”), dated as of January 6, 2010, is entered into by and among MORRIS COMMUNICATIONS COMPANY, LLC, a Georgia limited liability company (“Morris Communications”), MSTAR SOLUTIONS, LLC, a Georgia limited liability company (“MSTAR Solutions”) and MORRIS PUBLISHING GROUP, LLC, a Georgia limited liability company (“Morris Publishing”), and amends that certain Management and Services Agreement dated as of August 7, 2003 (the “Agreement”), as amended by that certain First Amendment to Management and Services Agreement dated as of February 24, 2005 (the “First Amendment”), that certain Second Amendment to Management and Services Agreement dated as of May 16, 2008 (the “Second Amendment”) and that certain Third Amendment to Management and Services Agreement dated as of October 1, 2008 (the “Third Amendment”). Capitalized terms used and not defined herein shall have the meaning attributed to such term in the Agreement.

W I T N E S S E T H:

WHEREAS, Morris Communications, MSTAR Solutions and Morris Publishing each desire to amend the Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, in order to fix the combined annual payment of the Morris Communications Fee and the MSTAR Solutions Fee at actual costs, provided that the combined annual payment of the Morris Communications Fee and the MSTAR Solutions Fee shall not, under any circumstances, exceed $22,000,000 in the aggregate during any given calendar year;

WHEREAS, Morris Publishing has agreed to implement the restructuring transactions contemplated by that certain Restructuring Support Agreement dated as of October 30, 2009 (the “Restructuring Support Agreement”), by and among Morris Publishing, Morris Publishing Finance Co. (“Morris Finance”), the subsidiaries of Morris Publishing signatory thereto and certain holders of the 7% Senior Subordinated Notes due 2013 of Morris Publishing and Morris Finance signatory thereto, through either (i) an out-of-court exchange offer or (ii) a pre-packaged plan of reorganization under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532; and

WHEREAS, the Restructuring Support Agreement requires the parties hereto to enter into this Fourth Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Management and Services Agreement. From and after the Restructuring Effective Date (as defined in the Restructuring Support Agreement), the Agreement is hereby amended as follows:

(a) Section 2.1 is hereby amended and restated in its entirety as follows:

“2.1           Fee.

(a) The fee payable by Morris Publishing to Morris Communications (“Morris Communications’ Fee”) shall be the amount of actual annual expenses allocated by Morris Communications for the Services provided by Morris Communications in the management of Morris Publishing’s business, including any Third Party Costs (such allocation to be based upon the time and resources spent by Morris Communications on the management of Morris Publishing’s business).

(b) The fee payable by Morris Publishing to MSTAR Solutions (“MSTAR Solutions’ Fee”) shall be Morris Publishing’s allocable share (based upon usage) of the actual annual costs of operations of MSTAR Solutions, including Third Party Costs, as allocated by Morris Communications.

(c) Collectively, the Morris Communications’ Fee and the MSTAR Solutions’ Fee are referred to as the Fee.

(d) Morris Publishing shall share its home office facilities in Augusta, Georgia with Morris Communications.

(e) Notwithstanding anything to the contrary contained herein, the Fee shall not, under any circumstances, exceed $22,000,000 in the aggregate during any given calendar year.”

SECTION 2. Reference to and Effect Upon the Management and Services Agreement. Except as specifically amended hereby, each of the parties hereto hereby acknowledges and agrees that all terms and conditions contained in the Agreement, as amended hereby, shall remain in full force and effect. Each of the parties hereto hereby confirm that the Agreement, as amended hereby, is in full force and effect; provided, however, that the parties understand and agree that the amendment to Section 2.1 in this Fourth Amendment shall be effective only upon, from and after the Restructuring Effective Date, and that Section 2.1 as in existence immediately prior to this Fourth Amendment shall remain in effect until, and with respect to all periods prior to, the Restructuring Effective Date.

SECTION 3. Execution in Counterparts. This Fourth Amendment may be executed and delivered in any number of counterparts (including delivery by facsimile or portable document format (PDF)), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SECTION 4. Integration. The Agreement, as amended by this Fourth Amendment, constitutes the sole and entire agreement of the parties to this Fourth Amendment with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

SECTION 5. Severability. Wherever possible, each provision of this Fourth Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Fourth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fourth Amendment or the Agreement.

SECTION 6. Governing Law. The construction, validity and enforceability of this Fourth Amendment shall be governed by the laws of the State of Georgia, without regard to its conflicts of laws principles.

SECTION 7. Headings. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MORRIS COMMUNICATIONS COMPANY, LLC

By: 1/6/2010	/s/ Steve K. Stone
Name: Steve K. Stone
Title: Senior Vice President/CFO

MSTAR SOLUTIONS, LLC

By: 1/6/2010	/s/ Steve K. Stone
Name: Steve K. Stone
Title: Chief Financial Officer/CFO

MORRIS PUBLISHING GROUP, LLC

By: 1/6/2010	/s/ Steve K. Stone
Name: Steve. K. Stone
Title: Chief Financial Office/CFO